Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275255

Information in this preliminary prospectus supplement is not complete and may be changed. The definitive terms of the transactions described herein will be described in the final version of this document. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 27, 2024

Preliminary Prospectus Supplement

(To Prospectus dated November 15, 2023)

Kraft Heinz Foods Company

Guaranteed by The Kraft Heinz Company

€     % Senior Notes due 20

Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Issuer”), is offering €    aggregate principal amount of    % senior notes due 20 (the “Notes”). The Notes will mature on    , 20    .

The Notes will be our senior unsecured obligations, will rank equally in right of payment with all of our existing and future senior unsecured debt and will rank senior in right of payment to all of our future subordinated debt. The Notes will be guaranteed (the “Guarantee”) on a senior basis by The Kraft Heinz Company, a Delaware corporation (the “Guarantor”). The Guarantee will rank equally in right of payment with the Guarantor’s existing and future senior unsecured debt and will rank senior in right of payment to all of the Guarantor’s future subordinated debt. The Notes and the Guarantee will be effectively subordinated to all of the Guarantor’s and our future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

Interest on the Notes will accrue from     , 2024. Interest on the Notes will be payable annually in arrears on    of each year, beginning on    , 2025, as described under “Description of the Notes—Principal, Maturity and Interest—Interest.”

We may redeem some or all of the Notes at any time and from time to time, in each case at our option and as described under the heading “Description of the Notes—Optional Redemption.” The Notes may also be redeemed in whole, but not in part, at any time at our option, in the event of certain tax law changes as described under the heading “Description of the Notes — Redemption for Tax Reasons.”

If we experience a Change of Control Triggering Event as defined in this prospectus supplement, holders of the Notes will have the right to require us to repurchase the Notes under the terms set forth under the heading “Description of the Notes—Change of Control Triggering Event.”

The Notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Currently, there are no existing public markets for the Notes. We intend to apply to list the Notes on The Nasdaq Bond Exchange (“Nasdaq”). The listing application will be subject to approval by Nasdaq.

You should consider carefully the risk factors beginning on page S-6 of this prospectus supplement, the risk factors beginning on page 4 of the accompanying prospectus, and the risk factors incorporated by reference herein and therein before investing in the Notes.

Per Note	Total
Public Offering Price(1)%	€
Underwriting Discount %	€

Proceeds to us (before expenses)(1)%	€

(1)	The public offering price set forth above does not include accrued interest, if any, from , 2024 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to investors in book-entry form only through Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) against payment on or about     , 2024.

Joint Book-Running Managers

Barclays	Deutsche Bank	J.P. Morgan

The date of this prospectus supplement is    , 2024.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and the information contained in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information and we do not take, and the underwriters do not take, any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus that we provide to you.

We are not, and the underwriters named herein under the caption “Underwriting” (collectively, the “underwriters”) are not, making an offer to sell or asking for offers to buy any of the securities (1) in any

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jurisdiction where it is unlawful, (2) where the person making the offer is not qualified to do so or (3) to any person who cannot legally be offered the securities.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we provide to you or the documents incorporated by reference is accurate on any date other than their respective dates, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus summarize documents and other information in a manner we believe to be accurate. Statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein regarding the contents of any contract or other document that has been filed with the SEC are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document as filed with the SEC. We refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus supplement, the accompanying prospectus and any free writing prospectus. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” herein and in the accompanying prospectus. Summaries of documents referenced in this prospectus supplement may not be complete; we will make copies of certain documents available to you upon request. In making an investment decision, you must read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC.

You should consult your own legal, tax and financial advisors as to the risks involved in an investment in the Notes. Information in or incorporated by reference into this prospectus supplement or the accompanying prospectus is not legal, tax or financial advice.

Each prospective purchaser of the Notes must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject, or in which it makes such purchases, offers or sales, and neither we nor the underwriters shall have any responsibility therefor.

We and the underwriters may, in our sole discretion, reject any offer to purchase the Notes in whole or in part, sell less than the entire principal amount of the Notes offered by this prospectus supplement or allocate to any purchaser less than all of the Notes for which it has subscribed. In addition, we reserve the right to withdraw this offering of the Notes at any time. This offering of the Notes is subject to the terms and conditions in this prospectus supplement.

We expect that the Notes will be delivered to investors in book-entry form through Clearstream and/or Euroclear on or about    , 2024, which will be the    business day following the date of pricing of the Notes (this settlement cycle is being referred to as “T+    ”). Since trades in the secondary market generally settle in two business days, purchasers who wish to trade the Notes prior to two business days prior to the delivery of the Notes will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

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NOTICE TO PROSPECTIVE INVESTORS

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Professional Investors and ECPs-Only Target

Market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

UK PRIIPs Regulation / Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

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UK MiFIR Product Governance / Professional Investors and ECPs-Only Target Market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

STABILIZATION

In connection with the issuance of the Notes, Deutsche Bank AG, London Branch (in this capacity, the “Stabilizing Manager”) (or any person acting on its behalf) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issuance of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action commenced will be carried out in accordance with applicable laws and rules.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents to which we refer you herein and therein include certain “forward-looking statements” within the meaning of the federal securities laws with respect to our businesses, strategies and plans, our future financial condition, performance, liquidity and capital needs, the industry in which we operate and other similar matters. Statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus that are not historical facts, including statements about the beliefs and expectations of management, are forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control.

Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	operating in a highly competitive industry;

•	our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation;

•	changes in the retail landscape or the loss of key retail customers;

•	changes in our relationships with significant customers or suppliers, or in other business relationships;

•	our ability to maintain, extend, and expand our reputation and brand image;

•	our ability to leverage our brand value to compete against private label products;

•	our ability to drive revenue growth in our key product categories or platforms, increase our market share, or add products that are in faster-growing and more profitable categories;

•	product recalls or other product liability claims;

•	climate change and legal or regulatory responses;

•	our ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments;

•	our ability to successfully execute our strategic initiatives;

•	the impacts of our international operations;

•	our ability to protect intellectual property rights;

•	our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness;

•	the influence of our largest stockholder;

•	our level of indebtedness, as well as our ability to comply with covenants under our debt instruments;

•	additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets;

•	foreign exchange rate fluctuations;

•	volatility in commodity, energy, and other input costs;

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•	volatility in the market value of all or a portion of the commodity derivatives we use;

•	compliance with laws and regulations and related legal claims or regulatory enforcement actions;

•	failure to maintain an effective system of internal controls;

•	a downgrade in our credit rating;

•	the impact of sales of our common stock in the public market;

•	the impact of our share repurchases or any change in our share repurchase activity;

•	our ability to continue to pay a regular dividend and the amounts of any such dividends;

•

disruptions in the global economy caused by geopolitical conflicts, unanticipated business disruptions and natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate;

•

economic and political conditions in the United States and various other nations where we do business (including inflationary pressures, instability in financial institutions, general economic slowdown, recession, or a potential U.S. federal government shutdown);

•	changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly skilled and diverse global workforce;

•	our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security;

•	increased pension, labor, and people-related expenses;

•	changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation;

•	volatility of capital markets and other macroeconomic factors; and

•

other risks and uncertainties described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 30, 2023 (the “Annual Report”) and those risk factors that may be contained in any subsequent filing we make with the SEC.

These risks and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results.

We are not under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Accordingly, before you invest in the Notes, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

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SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of this offering and our business, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, any related free writing prospectus we have authorized and all documents we have filed with SEC that are incorporated by reference herein or therein.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to (1) “Kraft Heinz,” “we,” “us” and “our” refer to The Kraft Heinz Company and its subsidiaries, (2) the “Issuer” refers to Kraft Heinz Foods Company and (3) the “Guarantor” refers to The Kraft Heinz Company.

Our Company

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2023 net sales of approximately $27 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping to feed the world in healthy, responsible ways.

Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “KHC.”

Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15222 and our main telephone number at that address is (412) 456-5700.

For more information on our business, please refer to Item 1 of our Annual Report, which is incorporated herein by reference.

THE OFFERING

The following summary contains basic information about the Notes and is not intended to be complete. For a more complete description of the terms of the Notes, including definitions of certain terms used in this summary, please refer to the section in this prospectus supplement entitled “Description of the Notes.”

Issuer	Kraft Heinz Foods Company, a Pennsylvania limited liability company.

Securities	€ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	The Notes will mature on , 20 .

Interest	Interest on the Notes will accrue at a rate equal to % per annum.

Interest Payment Dates	Interest on the Notes will be paid annually in arrears on of each year, beginning on , 2025.

Ranking	The Notes will be our senior unsecured and unsubordinated indebtedness. Accordingly, they will be:

•	pari passu in right of payment with all of our existing and future senior indebtedness;

•	senior in right of payment to all of our future subordinated indebtedness;

•	effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of December 30, 2023, before giving effect to this offering, the Guarantor and its subsidiaries had approximately $19,879 million aggregate principal amount of total indebtedness outstanding, all of which was unsecured, and an additional $4,000 million of available borrowing capacity under our senior unsecured revolving credit facility (the “Revolving Credit Facility”).

Guarantor	The Notes will be guaranteed fully and unconditionally by The Kraft Heinz Company, a Delaware corporation.

None of The Kraft Heinz Company’s subsidiaries will guarantee the Notes.

Ranking of the Guarantee	The Guarantee will be the Guarantor’s senior unsecured obligation and will be:

•	pari passu in right of payment with all of the Guarantor’s existing and future senior indebtedness;

•	senior in right of payment to all of the Guarantor’s future subordinated indebtedness;

•	effectively subordinated to all of the Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of the Guarantor’s subsidiaries.

Currency of Payment	All payments of principal, premium, if any, and interest on the Notes, including any payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such a case, the amount payable on the applicable date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined on the basis of the then most recently available market exchange rate for euros. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture. See “Risk Factors—If, as permitted by the Notes, we make payments in U.S. dollars when we are unable to obtain euros, you will be exposed to significant risks if your home currency is not U.S. dollars” and “Description of the Notes—Issuance in Euros” in this prospectus supplement.

Optional Redemption	At any time prior to , 20 (the date that is months prior to the maturity of the Notes) (the “par call date”), the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the par call date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined in “Description of Notes—Optional Redemption”) plus    basis points.

In addition, on or after the par call date, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

In each case, the Issuer will pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Redemption for Tax Reasons	We may redeem all but not part of the Notes if, as a result of certain tax law changes, we would be required to pay Additional Amounts on the Notes as described under “Description of the Notes—Payment of Additional Amounts.” This redemption would be made at a redemption price of 100% of the principal amount, together with accrued and unpaid interest on the Notes to, but excluding, the date fixed for redemption, and all Additional Amounts owed with respect thereto, if any. See “Description of the Notes—Redemption—Redemption for Tax Reasons.”

Additional Amounts	If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the Notes or the Guarantee, we (or the Guarantor, if applicable) will, subject to certain exceptions and limitations set forth herein, pay Additional Amounts as is necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a “United States person” (as defined below under “Description of the Notes—Certain Definitions”) after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on the Note or Guarantee in the absence of such withholding or deduction. See “Description of the Notes—Payment of Additional Amounts.”

Change of Control	If we experience a change of control and a related ratings event, the Issuer will be required to offer to repurchase the Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of such repurchase. See “Description of the Notes—Change of Control Triggering Event.”

Listing and Trading	The Notes are new securities, and there is currently no established trading market for the Notes. We intend to apply to list the Notes on The Nasdaq Bond Exchange (“Nasdaq”). If the application is approved, trading of the Notes is expected to begin within 30 days after the original issue date of the Notes. Certain of the underwriters have advised us that they presently intend to make a market in the Notes prior to commencement of any trading on Nasdaq. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the Notes may not be available if you try to sell your Notes prior to commencement of any trading on Nasdaq.

Minimum Denominations	The Notes will be issued on the issue date in global form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Use of Proceeds	We intend to use the proceeds from this offering, after deducting the underwriting discounts and related fees and expenses, for general corporate purposes, which may include repayment of outstanding indebtedness. See “Use of Proceeds.”

Indenture	The Notes will be issued under an indenture, dated July 1, 2015, among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by one or more supplemental indentures, dated as of the issue date, among the Issuer, the Guarantor and the Trustee (as supplemented, the “Indenture”).

Legal Entity Identifier	5493003STKEZ2S0RNU91

For purposes of the LEI Code our representative is: CT Corporation, 600 N. 2nd Street, Suite 401, Harrisburg, Pennsylvania, 17101-1071.

ISIN/Common Code	/

Trustee, Paying Agent & Registrar	Deutsche Bank Trust Company Americas.

Corporate Debt & Agency
1 Columbus Circle, 17th Floor
New York, NY 10019

Governing Law	The indenture and the Notes will be governed by the laws of the State of New York.

Book-Entry	The Notes will be issued in book-entry form and will be represented by one or more global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), and registered in the name of the nominee of the common depositary. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Book-Entry, Delivery and Form.”

Risk Factors	Investing in the Notes involves substantial risks. You should consider carefully all the information in this prospectus supplement and, in particular, you should evaluate the specific risk factors set forth in the “Risk Factors” section in this prospectus supplement and the accompanying prospectus, as well as the other risk factors incorporated by reference herein and therein (including those set forth in the Annual Report, and those that may be set forth in any subsequent filing we make with the SEC), before making a decision whether to invest in the Notes.

RISK FACTORS

Before investing in the Notes, you should carefully consider all of the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus authorized by us, including the risk factors set forth below as well as the risk factors discussed in our Annual Report. In addition to the risks set forth below, new risks may emerge from time to time, and it is not possible to predict all risk factors or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Related to the Notes

We have substantial indebtedness. We may not be able to generate sufficient cash flow to service all of our indebtedness, including the Notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance all or a portion of our debt obligations and to fund planned capital expenditures depends on our future performance and our ability to generate significant operating cash flow, which is subject, among other things, to the success of our business strategy, customer demand, increased competition, prevailing economic conditions and financial, competitive, legislative, legal, regulatory and other factors, including those other factors discussed in these “Risk Factors,” or incorporated by reference herein, many of which are beyond our control.

As of December 30, 2023, before giving effect to this offering we had approximately $19,879 million aggregate principal amount of total indebtedness outstanding, and we would have had an additional $4,000 million of available borrowing capacity under the Revolving Credit Facility. See “Capitalization.”

We cannot assure you that we will be able to generate a level of cash flow from our operations sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes, or that future borrowings will be available to us in an amount sufficient to enable us to service and repay the Notes and our other indebtedness and to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund these obligations, we may be forced to reduce or delay investments, strategic acquisitions and capital expenditures or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes, all of which may or may not be accomplished on commercially reasonable terms and will depend on our cash needs, our financial condition at such time, the then prevailing market conditions and the terms of our then existing debt instruments, including the Indenture, which may restrict us from adopting some of these alternatives. Moreover, the instruments governing our indebtedness may restrict our ability to sell assets and our use of the proceeds from such sales. Finally, any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations, and we cannot assure you that any assets that we could be required to dispose of could be sold or that, if sold, the timing of the sales and the amount of proceeds realized from those sales would be on acceptable terms.

Any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could also harm our ability to incur additional indebtedness. Moreover, if our cash flow and capital resources are insufficient to allow us to comply with the various covenants in the instruments governing our indebtedness, then that could result in a default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable, including accrued and unpaid interest. In addition, holders of our secured indebtedness could elect to institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

The Notes will be structurally subordinated to the liabilities of our subsidiaries, and the Guarantee will be structurally subordinated to the liabilities of the Guarantor’s subsidiaries.

None of our subsidiaries will guarantee the Notes and, therefore, the Notes are obligations exclusively of the Issuer and the Guarantee is the obligation exclusively of the Guarantor and not of any of its subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or the Guarantee, or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent the Guarantor or the Issuer is a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over those of the Guarantor or the Issuer, as applicable (and therefore the claims of the Guarantor’s or the Issuer’s creditors, as applicable, including holders of the Notes). Consequently, the Notes will be structurally subordinated to all liabilities of our current and future subsidiaries and the Guarantee will be structurally subordinated to all the liabilities of the Guarantor’s current and future subsidiaries.

Negative covenants in the Indenture will have a limited effect.

The Indenture governing the Notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the Indenture will not protect holders of the Notes in the event we experience significant adverse changes in our financial condition or results of operations. See “Description of the Notes—Restrictive Covenants—Limitation on Liens” and “Description of the Notes—Restrictive Covenants—Sale and Leaseback Transactions.” In light of the limited negative covenants applicable to the Notes, our subsidiaries may incur substantial debt, and the holders of the Notes will be structurally subordinated to that debt.

Your right to receive payments on the Notes will be effectively subordinated to the rights of holders of our future secured debt to the extent of the value of the assets securing that debt.

Subject to the restrictions in the Indenture governing the Notes, we may in the future incur significant indebtedness secured by our assets. If we are declared bankrupt or insolvent, or if we default under any of such future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, including accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could foreclose on the assets securing such indebtedness to the exclusion of holders of the Notes, even if an event of default exists under the Indenture at such time. In any such event, because the Notes will not be secured by such assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

Redemption prior to maturity may adversely affect your return on the Notes.

Because the Notes are redeemable at our option, we may choose to redeem the Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the interest rate on your Notes being redeemed. See “Description of Notes—Optional Redemption.”

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the Notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. We cannot assure you that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the Indenture.

Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, the Issuer will be required to make an offer to purchase the Notes at a price in cash equal to 101% of their aggregate principal amount, plus any accrued and unpaid interest, to, but excluding, the date of repurchase. Upon a change of control, we may be required to offer to repurchase or repay our outstanding indebtedness, including the Notes. We cannot assure you that we would have sufficient resources to repurchase the Notes or repay our other indebtedness, if such debt is required to be repurchased or repaid, upon the occurrence of a Change of Control Triggering Event. In any case, third-party financing most likely would be required in order to provide the funds necessary for the Issuer to make the change of control offer for the Notes and to refinance any other indebtedness that would become payable upon the occurrence of such events. We may not be able to obtain such additional financing on terms favorable to us or at all. See “Description of the Notes—Change of Control Triggering Event.”

We can enter into transactions, like recapitalizations, reorganizations and other highly leveraged transactions, that do not constitute a change of control but that could adversely affect the holders of the Notes.

The change of control provision contained in the Indenture may not necessarily afford you protection in the event of certain important corporate events, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect you, because such corporate events may not involve a shift in voting power or beneficial ownership or, even if they do, may not constitute a “change of control” as defined in the Indenture. Except as described under “Description of the Notes—Change of Control Triggering Event,” the Indenture will not contain provisions that would require the Issuer to offer to repurchase or redeem the Notes in the event of a reorganization, restructuring, merger, recapitalization or similar transaction.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of “change of control” in the Indenture will include a disposition of all or substantially all of the properties or assets of the Guarantor and its subsidiaries taken as a whole to any person. There is a limited body of case law interpreting the phrase “all or substantially all,” and there is no precise established definition of the phrase. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Guarantor and its subsidiaries taken as a whole. As a result, it may be unclear as to whether a change of control has occurred and whether the Issuer is required to make an offer to repurchase the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Notes.

The Notes will be a new issue of securities for which there is no established trading market. We intend to apply to list the Notes on Nasdaq, but Nasdaq may not accept the Notes for listing. Even if the Notes are approved for listing by Nasdaq, an active trading market on Nasdaq for the Notes may never develop or, if it develops, may not last, in which case the trading price of the Notes could be adversely affected and your ability to transfer your Notes will be limited. If an active trading market does develop on Nasdaq, the Notes may trade at prices lower than the offering price.

Certain of the underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, pending any listing of the Notes on Nasdaq. However, the underwriters are not obligated to make a market in the Notes, and, if commenced, they may discontinue their market-making activities at any time without notice.

Even if an active trading market for the Notes does develop, there is no guarantee that it will continue. The market, if any, for the Notes may experience disruptions, which may adversely affect the liquidity in that market or the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities, including the Notes.

Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating assigned to us or to our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the Notes and on the interest rate and/or tenor at which we can obtain funding.

In addition, we have accessed, and intend to continue to access, the commercial paper market for regular funding requirements. A downgrade in our credit ratings would increase our borrowing costs and could affect our ability to issue commercial paper. Disruptions in the commercial paper market or other effects of volatile economic conditions on the credit markets also could reduce the amount of commercial paper that we could issue and could raise our borrowing costs for both short-term and long-term debt offerings. Further, our inability to access the capital markets or an increase in our borrowing costs could materially and adversely affect our financial condition and results of operations.

Credit ratings may not reflect all risks.

Credit ratings assigned to the Notes and/or the Issuer by one or more other independent credit rating agencies do not necessarily mean that they are a suitable investment. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension, reduction or withdrawal at any time by the assigning rating organization. Similar ratings on different types of notes do not necessarily mean the same thing. The initial ratings by S&P, Moody’s and Fitch will not address the likelihood that the principal on the Notes will be prepaid or paid on the scheduled maturity date. Such ratings also will not address the marketability of investments in the Notes or any market price.

An investment in the Notes by a purchaser whose home currency is not the euro entails significant risks.

An investment in securities which are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the “home currency”) entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the Notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

If, as permitted by the Notes, we make payments in U.S. dollars when we are unable to obtain euros, you will be exposed to significant risks if your home currency is not U.S. dollars.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such a case, the amount payable on the applicable date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined on the basis of the then most recently available market exchange rate for euros. See “Description of the Notes—Issuance in Euros.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under “—An investment in the Notes by a purchaser whose home currency is not the euro entails significant risks.”

Noteholders are exposed to the consequences of denomination consisting of a minimum specified denomination plus a higher integral multiple.

The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As is the case with any issue of debt securities that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the Notes may be traded in amounts in excess of €100,000 (or its equivalent) that are not integral multiples of €100,000 (or its equivalent). In such a case a holder of Notes who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a definitive Note in respect of such holding (should definitive Notes be printed) and would need to purchase a principal amount of Notes such that its holding amounts to the minimum specified denomination.

Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the Notes.

Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Notes.

In a lawsuit for payment on the Notes, an investor may bear currency exchange risk.

The Notes will be governed by, and construed in accordance with, the laws of the State of New York, and a lawsuit for payment on the Notes may be heard in a state or federal court in New York state. A New York state statute presently in effect but subject to amendment would require a New York state court hearing such a lawsuit to render its decision or award in euros. The judgment entered on that award, however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of the judgment’s entry. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply the foregoing New York law.

In courts outside of New York, holders of the Notes may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment.

You must rely on the procedures of the relevant clearing systems to exercise your rights and remedies.

Owners of the book-entry interests will not be considered owners or holders of Notes unless and until definitive Notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole holder of the Notes.

Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to Deutsche Bank Trust Company Americas (the “Paying Agent”), which will make payments to Clearstream and Euroclear. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Issuer, the Guarantor, the Trustee or the Paying Agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the Notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the Notes under the indenture.

Unlike holders of certificated Notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant thereof. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.

Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered Notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Book-Entry, Delivery and Form.”

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the Notes both within and outside of those participating member states.

On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”). On March 16, 2016, Estonia formally withdrew from enhanced cooperation on the FTT leaving ten remaining participating Member States. The European Commission’s proposal has a very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the Notes should, however, be exempt.

Under the European Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a “financial institution,” and at least one party is established in a participating Member

State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The European Commission’s proposal remains subject to negotiation among the ten remaining participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

USE OF PROCEEDS

We intend to use the proceeds from this offering, after deducting underwriting discounts and related fees and expenses, for general corporate purposes, which may include repayment of outstanding indebtedness.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 30, 2023 on an actual basis and on an as adjusted basis to give effect to the completion of this offering.

The information in this table is presented and should be read in conjunction with the information under “Use of Proceeds” included elsewhere in this prospectus supplement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report for the year ended December 30, 2023, as filed on February 15, 2024, which is incorporated by reference herein.

	As of December 30, 2023 (in millions)
	Actual	As adjusted
Cash and cash equivalents	$1,400	$
Revolving Credit Facility(1)	—		—
Existing outstanding notes(2)	19,696		19,696
Notes offered hereby(3)
% Senior Notes due 20	—
Finance lease obligations and other debt	183		183

Total debt(4)	19,879
Total shareholders’ equity	49,526		49,526

Total capitalization	$69,405	$

(1)	As of December 30, 2023, we had $4,000 million of available borrowing capacity under our Revolving Credit Facility.
(2)	Includes:

(i) £125 million of 6.250% British Pound Notes due February 2030 and £400 million of 4.125% British Pound Senior Notes due July 2027 converted to approximately $159 million and $509 million, respectively, at an exchange rate of £1 to $1.2731 as of December 30, 2023; and

(ii) €550 million of 1.500% Euro Senior Notes due May 2024, €1,250 million of 2.250% Euro Senior Notes due May 2028 and €600 million Floating Rate Senior Notes due May 2025, converted to approximately $607 million, $1,380 million and $662 million, respectively, at an exchange rate of €1 to $1.1037 as of December 30, 2023.

(3)	€ aggregate principal amount of Notes converted to $ at an exchange rate of €1 to $1.1037 as of December 30, 2023.
(4)	All debt balances are presented at face value.

DESCRIPTION OF THE NOTES

The €     % Senior Notes due 20  (the “ Notes”) will be issued under an indenture, dated July 1, 2015, among Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Issuer”), The Kraft Heinz Company, a Delaware corporation (the “Guarantor”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as amended and supplemented by one or more supplemental indentures dated as of the issue date, among the Issuer, the Guarantor, and the Trustee (as amended and supplemented, the “Indenture”). The Indenture contains provisions that define your rights under the Notes and governs our obligations under the Notes. The Indenture provides for the issuance of the Notes and sets forth the duties of the Trustee. In this Description of the Notes, the term “Issuer” refers only to Kraft Heinz Foods Company and not any of its Subsidiaries (as defined below).

The following description is a summary of the material provisions of the Indenture, and does not restate the terms of the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders of the Notes will have rights under the Indenture.

General

The Notes:

•	will be senior unsecured obligations of ours;

•	will rank equally with all of our other senior unsecured indebtedness (including indebtedness under the Revolving Credit Facility);

•	will rank senior in right of payment to all of our future subordinated indebtedness;

•	will be effectively subordinated to all of our secured indebtedness;

•	will be structurally subordinated to all of the indebtedness and other liabilities of our Subsidiaries, including claims with respect to trade payables; and

•	will be unconditionally guaranteed on a senior unsecured basis by the Guarantor.

The Notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

Maturity

The Notes will mature on    , 20  . On the maturity date of the Notes, the holders of the Notes will be entitled to receive 100% of the principal amount of the Notes. The Notes do not have the benefit of any sinking fund. However, under certain circumstances, we may be required to offer to purchase the Notes as described under the caption “—Change of Control Triggering Event.” We may at any time and from time to time purchase additional Notes in the open market or otherwise.

Interest

The Notes will bear interest at    % per annum. Interest on the Notes will be paid annually in arrears on     of each year, beginning on    , 2025 (each, an “Interest Payment Date”). Interest on an

Interest Payment Date will be paid to the persons, or “holders,” in whose names the Notes are registered on the security register at the close of business on the regular record date. The regular record date for the Notes will be the    business day immediately preceding the related Interest Payment Date. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or     , 2024 if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA)” in the rulebook of the International Capital Markets Association.

If any Interest Payment Date, the maturity date or earlier date of redemption for the Notes falls on a day that is not a business day, the required payment will be made on the next business day and no interest will accrue or otherwise accumulate on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.

Business Day and Paying Agent

For purposes of the Notes, “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are generally authorized or obligated by law to close in the City of New York or the City of London, and is a day on which the real time gross settlement system operated by the Eurosystem, or any successor thereto, operates ( a “T2 Day”).

The paying agent for the Notes will initially be Deutsche Bank Trust Company Americas (the “Paying Agent”). The principal on the Notes payable at maturity or earlier redemption will be paid against presentation and surrender at the designated corporate trust office or agency maintained for such purpose in New York, initially the corporate trust office of the Paying Agent, located at Deutsche Bank Trust Company Americas, Corporate Debt & Agency, 1 Columbus Circle, 17th Floor, New York, NY 10019, in euros.

Ranking

The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured obligations. As of December 30, 2023, before giving effect to this offering, we had approximately $19,879 million aggregate principal amount of total indebtedness outstanding, all of which was unsecured, and an additional $4,000 million of available borrowing capacity under the Revolving Credit Facility.

We conduct a substantial portion of our operations through our Subsidiaries. As a result, distributions or advances from our Subsidiaries will be a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as our financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the Notes. The Notes will be structurally subordinated to all obligations of our Subsidiaries, including claims with respect to trade payables. This means that in the event of bankruptcy, liquidation or reorganization of any of our Subsidiaries, holders of Notes will have no direct claim to participate in the assets of such Subsidiary but may only recover by virtue of our equity interest in our Subsidiaries (except to the extent we have a claim as a creditor of such Subsidiary). As a result, all existing and future liabilities of our Subsidiaries, including trade payables and claims of lessors under leases, have the right to be satisfied in full prior to our receipt of any payment as any equity owner of our Subsidiaries.

Issuance in Euros

Initial holders will be required to pay for the Notes in euros, and principal, premium, if any, and interest payments in respect of the Notes will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default (as defined in the Indenture). Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Guarantee

The Notes will be guaranteed on a full and unconditional senior unsecured basis by the Guarantor. The Guarantor will fully and unconditionally guarantee the payment of all of the principal of, and interest on, the Notes when due, whether at maturity or otherwise.

Additional Notes

We are permitted to issue additional Notes from time to time (the “Additional Notes”) having the same terms in all respects as the Notes (except for the issue date, issue price and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, such Additional Notes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture and this Description of the Notes, references to the Notes include any Additional Notes actually issued.

Payment and Transfer

We will pay the principal of, and any premium and interest on, fully registered securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the Notes are registered on the close of business on the day or days that we will specify in accordance with the Indenture. We will pay the principal of, and any premium on, registered Notes only against surrender of those Notes. Holders of the Notes may transfer or exchange fully registered securities at the designated corporate trust office of the Paying Agent or at any other designated corporate trust office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge.

Optional Redemption

At any time prior to the Par Call Date, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price calculated by the Issuer and equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), determined by discounting to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), such principal and interest at the applicable Comparable Government Bond Rate plus    basis points; plus, in the case of each of (1) and (2), accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, on or after the Par Call Date, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

For purposes of the foregoing, the following definitions are applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the Par Call Date, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

“Independent Investment Banker” means an independent investment bank that we appoint to act as the Independent Investment Banker from time to time.

“Par Call Date” means     , 20 (the date that is     months prior to the maturity of the Notes).

“Reference Bond Dealer” means three firms that are brokers of and/or market makers in German government bonds (each a “Primary Bond Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, we will substitute another Primary Bond Dealer.

Notices of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) to each holder of Notes to be redeemed at least 10 days but not more than 60 days prior to the redemption date.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount and the CUSIP or ISIN number, as applicable, of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by Euroclear or Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have previously or concurrently (i) delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” or (ii) sent a redemption notice with respect to all the outstanding Notes as described under “—Redemption for Tax Reasons,” holders of the Notes will have the right to require us to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). Pursuant to the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued but unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, except to the extent that we have exercised our right to redeem all the outstanding Notes as described under clause (i) or (ii) above, we will be required to deliver a notice to each holder of the Notes, electronically or by first class mail at the address of such holder appearing in the security register or otherwise in accordance with the procedures of Euroclear and Clearstream, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice.

We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws, rules and regulations thereunder to the extent those laws, rules and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws, rules and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The Paying Agent will promptly deliver to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

We will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all Notes validly tendered and not validly withdrawn pursuant to such Change of Control Offer or (2) a notice of redemption of all outstanding Notes has, prior to or concurrently with such Change of Control Triggering Event, been given pursuant to the Indenture as described under the caption “—Optional Redemption” or “—Redemption for Tax Reasons,” unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notwithstanding the provisions under the caption “—Amendments or Supplements Requiring Consent of Holders,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified prior to the occurrence of a Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Our ability to pay cash to holders of the Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

For purposes of the foregoing, the following definitions are applicable:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means that, on any date during the period commencing on the earlier of (i) the occurrence of a Change of Control and (ii) the date of first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), the rating of the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Agencies if the Notes are only rated by two Rating Agencies, or by all three Rating Agencies if the Notes are rated by all three Rating Agencies; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if each of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to any Person (as defined below) or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than to the Issuer or one of its wholly owned Subsidiaries or one or more Permitted Holders (as defined below); (2) the approval by the holders of our common stock of any plan or proposal for the liquidation or dissolution of the Guarantor (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than to one or more Permitted Holders) becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (d)(1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the original issuance date of the Notes), directly or indirectly, of more than 50% of the then-outstanding number of shares of the Guarantor’s voting stock; or (4) the Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Issuer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Guarantor and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Guarantor and its Subsidiaries taken as a whole to another Person or Group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below), BBB- (or the equivalent) by S&P (as defined below), and BBB- (or the equivalent) by Fitch.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holders” means, collectively, (1) Berkshire Hathaway, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (3) the members of management of the Guarantor (or any parent entity of the Guarantor) or its Subsidiaries who are holders of capital stock of the Guarantor or of any parent entity of the Guarantor on the original date of issuance of the Notes, (4) any Person who is acting solely as an underwriter in connection with a public or private offering of capital stock of any parent entity of the Guarantor or the Guarantor, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Persons referred to in clauses (1) through (3) above collectively have beneficial ownership of more than 50% of the total voting power of the voting stock of the Guarantor or any of its direct or indirect parent entities of the Guarantor held by such group.

“Person” has the meaning set forth in the Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; or (2) if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, S&P or Fitch, or two or all of them, as the case may be.

“S&P” means S&P Global Ratings Services, a division of S&P Global, Inc., and its successors.

Consolidation, Merger or Sale

The Issuer and the Guarantor have agreed not to consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of the Issuer’s or the Guarantor’s properties and assets to any Person, unless:

(1)

the Issuer or the Guarantor, as applicable, is the continuing corporation or any resulting, surviving or transferee Person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the successor purchaser (if not the Issuer or the Guarantor, as applicable) expressly assumes by a supplemental indenture (A)(i) the due and punctual payment of the principal of, and any premium and interest on, all of the Notes (in the case of a successor purchaser to the Issuer) or (ii) the Guarantee (in the case of a successor purchaser to the Guarantor) and (B) the performance of every covenant in the Indenture that the Issuer or the Guarantor, as applicable, would otherwise have to perform as if it were an original party to the Indenture;

(3)	immediately after the effective date of the transaction, no Event of Default (as defined below) has occurred and is continuing under the Indenture; and

(4)	we deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture, if applicable, comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction shall have been complied with.

In the event that the Issuer or the Guarantor consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of the Issuer’s or the Guarantor’s properties and assets to any Person, the successor purchaser will assume all of the Issuer’s or the Guarantor’s obligations, as applicable, under the Indenture as if it were an original party to the Indenture, and the Issuer or the Guarantor, as applicable, will be discharged from all of its obligations under the Indenture. After assuming such obligations, the successor purchaser will have all of the Issuer’s or the Guarantor’s rights and powers, as applicable, under the Indenture.

For the avoidance of doubt, this covenant will not apply to transactions by and among the Issuer, the Guarantor and their Subsidiaries.

Restrictive Covenants

The Indenture will include the following restrictive covenants:

Limitation on Liens

The Indenture will limit the Liens (as defined below) that the Guarantor and its Restricted Subsidiaries (as defined below) may incur or otherwise create, securing indebtedness for borrowed money, upon any Principal Facility (as defined below) or any shares of capital stock that any of the Guarantor’s Restricted Subsidiaries owning any Principal Facility has issued to the Guarantor or any of its Restricted Subsidiaries. If the Guarantor or any of its Restricted Subsidiaries incurs such Liens, then we will secure the Notes with a Lien on such Principal Facility or such capital stock to the same extent and in the same proportion as the indebtedness for borrowed money that is secured by such Liens. This covenant does not apply, however, to any of the following:

•

Liens incurred in connection with the issuance by a governmental entity, state or political subdivision of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the Internal Revenue Code or any other laws and regulations in effect at the time of such issuance;

•	Liens existing on the issue date of the Notes;

•

Liens on property existing at the time the Guarantor or any of its Restricted Subsidiaries acquires such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, share exchange or consolidation, or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

•

Liens securing indebtedness incurred to finance the development, construction, repair, alteration or improvement of property incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration or improvement of such property and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of the Guarantor or any Restricted Subsidiary;

•

Liens in favor of a U.S. federal, state or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of the Issuer or its Subsidiaries, provided that the Issuer or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this paragraph) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

•	Liens in favor of the Guarantor or any of its Restricted Subsidiaries;

•

Liens required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a Lien permitted under the Indenture; and

•

Liens for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing or replacing (including pursuant to any defeasance or discharge mechanism) all or part of the indebtedness secured by any Lien referred to in the previous bullet points (other than the sixth bullet point) or in this bullet point if the extension, removal and replacement is limited to all or a part of the property secured by the original Lien.

For the avoidance of doubt, an increase in the amount of indebtedness in connection with any accrual of interest, accretion of original issue discount, payment of interest in the form of additional indebtedness with the same terms and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of this covenant, so long as the original Liens securing such indebtedness were permitted under the Indenture.

Notwithstanding the foregoing, the Guarantor and/or any of its Restricted Subsidiaries may incur or otherwise create Liens that would otherwise be subject to the restriction described above, without securing the Notes, if the aggregate value of all outstanding indebtedness secured by the Liens and the value of all Sale and Leaseback Transactions (as defined below) does not, at the time of such incurrence or creation, exceed the greater of:

•	10% of the Guarantor’s Consolidated Net Tangible Assets (as defined below); and

•	10% of the Guarantor’s Consolidated Capitalization (as defined below).

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by the Guarantor or any Restricted Subsidiary of any Principal Facility is prohibited, unless:

•

within 180 days of the effective date of the arrangement, an amount equal to the greater of the proceeds of the Sale and Leaseback Transaction and the fair value of the property subject to the Sale and Leaseback Transaction (“value”) (as determined by the Issuer in good faith) is applied to the retirement of long-term unsubordinated indebtedness for borrowed money with more than one-year stated maturity (which may include the Notes);

•

the sum of (1) the aggregate amount of all Attributable Debt then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this bullet and all indebtedness secured by Liens pursuant to the third paragraph under “—Limitation on Liens” above would not, at the time such transaction is entered into, exceed the greater of 10% of the Guarantor’s Consolidated Net Tangible Assets and 10% of the Guarantor’s Consolidated Capitalization;

•	the Sale and Leaseback Transaction exists on the issue date of the Notes or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

•	the Sale and Leaseback Transaction is entered into solely between the Guarantor and any Subsidiary or between its Subsidiaries;

•	the Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

•	the Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to the Sale and Leaseback Transaction.

There will be no other restrictive covenants in the Indenture. The Indenture will not require us to maintain any financial ratios or minimum levels of net worth or liquidity and does not restrict the payment of dividends or other distributions on our capital stock or the redemption or purchase of our capital stock.

Defined Terms

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding), compounded semi-annually.

“Consolidated Capitalization” means the total assets appearing on the Guarantor’s most recent available consolidated balance sheet, less:

•

current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

•	deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Guarantor’s most recent available consolidated balance sheet, less goodwill and other intangible assets and the minority interests of third parties in Subsidiaries.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Principal Facility” means all real property owned and operated by the Guarantor or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials. However, no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets. As of the date of this prospectus supplement, the Guarantor and its Subsidiaries do not own any Principal Facilities.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except (i) a lease for a temporary period of less than 3 years, including renewals, with the intent that the use by the Guarantor or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between the Guarantor and one or more of its Subsidiaries or between one or more Subsidiaries of the Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Guarantor.

Satisfaction and Discharge

Under the Indenture, we will be able to discharge certain obligations to the holders of the Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

We will be able to terminate all of our obligations under the Indenture with respect to the Notes, with minor exceptions, including the obligation to pay the principal of, and any premium and interest on, the Notes, at any time by:

•

depositing money or United States government obligations with the Trustee in an amount sufficient in the opinion of an internationally recognized firm of independent public accountants to pay the principal of, and the interest and any premium on, such Notes to their maturity; and

•

complying with certain other conditions, including delivery to the Trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the Indenture, to the effect that holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.

We will deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that conditions precedent with respect to such defeasance have been complied with.

Payments of Unclaimed Moneys

Moneys deposited with the Trustee or any Paying Agent for the payment of principal of, or any premium and interest on, any Notes that remain unclaimed for two years will be repaid to us at our written request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the Trustee or Paying Agent.

Amendments or Supplements Not Requiring Consent of Holders

Without the consent of any holders of the Notes, we and the Trustee may amend or supplement the Indenture or the Notes, among other things, to:

•

pledge property to the Trustee as security for the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

•	reflect that another entity has succeeded the Issuer or the Guarantor and assumed the covenants and obligations of the Issuer or the Guarantor, as applicable, under the Notes and the Indenture;

•	cure any ambiguity, omission, mistake, defect, error or inconsistency, or conform any provision to this “Description of the Notes”;

•	reduce the minimum denomination of the Notes;

•	make any other provisions necessary or desirable, as long as the interests of the holders of the Notes are not adversely affected in any material respect;

•	issue and establish the form and terms of any Additional Notes as provided in the Indenture;

•	add further covenants or provide for guarantees for the benefit of the holders of the Notes or surrender any right or power therein conferred upon the Issuer, the Guarantor or any Subsidiary;

•	add any additional event of default;

•	change the Trustee or provide for an additional trustee;

•	provide additional provisions for bearer Notes so long as the action does not adversely affect the interests of holders of any of the Notes in any material respect; or

•	modify the Indenture in order to continue its qualification under the TIA, or as may be necessary or desirable in accordance with amendments to the TIA.

Amendments or Supplements Requiring Consent of Holders

With the consent of the holders of a majority in principal amount of the Notes, we and the Trustee may supplement the Indenture or the Notes or modify in any way the terms of the Indenture, the Notes or the rights of the holders of the Notes. However, without the consent of each holder of all of the Notes affected by that modification, we and the Trustee may not:

•	modify the maturity date of, or reduce the principal of, or premium on, or change the stated final maturity of, any Note;

•	reduce the rate of or change the time for payment of interest on any Note;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Note by us, or the time when the redemption, repayment or purchase may be made;

•	make the principal or interest on any Note payable in a currency other than that stated in the Note or change the place of payment;

•	impair any right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates thereof;

•	reduce the right of any holder of the Notes to sue for the enforcement of payment of the principal or interest on or with respect to such holder’s Notes;

•	make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes; or

•	reduce the percentage in principal amount of the outstanding Notes required to supplement or modify the Indenture or to waive any of its provisions.

Waivers Under the Indenture

Under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of all holders of the Notes:

•	waive our compliance with certain covenants in the Indenture; or

•

waive any past default under the Indenture, except (i) a default in the payment of the principal of, or any premium or interest on, any Notes; and (ii) a default under any provision of the Indenture which itself cannot be modified without the consent of the holders of the Notes.

Events of Default

When we use the term “Event of Default” in the Indenture with respect to the Notes, we mean any of the following:

•	we fail to pay interest on any Note for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any Note when due;

•

we fail to perform any other covenant or warranty in the Indenture and this failure continues unremedied for 90 days after we receive written notice of it from the Trustee or holders of 25% in principal amount of the outstanding Notes; or

•	we file for bankruptcy, or certain other events of bankruptcy, insolvency or reorganization specified in the Indenture occur.

The Trustee may withhold notice to the holders of Notes of any default, except for defaults that involve our failure to pay principal or interest, if it determines in good faith that the withholding of notice is in the interest of the holders.

If an Event of Default in respect of the Notes occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may require us, upon notice in writing to us, to immediately repay the entire principal of all of the Notes, including accrued interest thereon.

If an Event of Default occurs which involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts and accrued interest on all of the Notes will immediately become due and payable, without any action by the Trustee or any holder of Notes.

Subject to certain conditions, the holders of a majority in principal amount of the outstanding Notes may rescind and annul a declaration of acceleration of the Notes if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.

Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the written request, order or direction of any holders of Notes, unless such holders offer the Trustee an indemnity satisfactory to it. The holders of a majority in principal amount outstanding of the Notes may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for the Notes.

Except to enforce the right to receive payment of principal or interest when due, no holder of Notes may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing; (2) holders of at least 25% in principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy; (3) such holders have offered in writing to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such request within such 60-day period.

The Indenture will require us to file each year with the Trustee, an officer’s certificate as to the absence of a default under the Indenture.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application, interpretation, administration or enforcement of such laws, regulations or rulings (including by virtue of any action taken by a taxing authority, a holding, judgment or order by a court of competent jurisdiction (whether or not such action was taken or brought with respect to the Issuer), or a change in published administrative practice), which change or amendment is announced and becomes effective after the date of this prospectus supplement, the Issuer or Guarantor becomes or will become obligated to pay Additional Amounts as described under the heading “—Payment of Additional Amounts” with respect to the Notes, then the Issuer or Guarantor may, at any time at its option, redeem, in whole, but not in part, the Notes on not less than 10 nor more than 60 days prior notice to the holders of the Notes, at a redemption price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest (if any) on the Notes being redeemed to, but excluding, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest date and Additional Amounts, if any, in respect thereof) and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise. Prior to any such notice of redemption, the Issuer or Guarantor will deliver to the Trustee (a) an officer’s certificate stating that it is entitled to effect such redemption, and (b) a written opinion of independent counsel selected by the Issuer to the effect that the Issuer has been or will become obligated to pay Additional Amounts.

The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon such officer’s certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Issuer or Guarantor to exercise its right to redeem the Notes, which determination will be conclusive and binding on the holders.

Payment of Additional Amounts

All payments by the Issuer or the Guarantor on the Notes or the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charges and any penalties, interest or additions to tax with respect thereto (each a “tax”) imposed by the United States, unless the withholding or deduction of such taxes is required by law or the official interpretation or administration thereof.

If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the Notes or the Guarantee, the Issuer or the Guarantor will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) as are necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a United States person after such withholding or deduction by any applicable withholding agent (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any Note or the Guarantee in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a) to any tax to the extent such tax is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such Note), or a fiduciary, settlor, beneficiary, member or stockholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii) having or having had any other connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights under the Notes or the Guarantee), including being or having been a citizen or resident of the United States;

(iii) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv) being or having been a “10-percent shareholder” of the Guarantor or the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”); or

(v) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;

(b) to any holder that is not the sole beneficial owner of the Notes or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c) to any tax to the extent such tax would not have been imposed but for the failure of the holder or the beneficial owner to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, but only to the extent that the holder or beneficial owner is legally eligible to provide such certification or other evidence;

(d) to any tax that is imposed otherwise than by withholding or deduction in respect of a payment on the Notes or the Guarantee;

(e) to any estate, inheritance, gift, sales, transfer, wealth or similar tax;

(f) to any withholding or deduction that is imposed on a payment to a holder or beneficial owner and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(g) to any tax required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(h) to any tax to the extent such tax would not have been imposed or levied but for the presentation by the holder or beneficial owner of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i) to any tax to the extent such tax is imposed or withheld solely by reason of the beneficial owner being a bank (1) purchasing the Notes in the ordinary course of its lending business or (2) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(j) to any tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing; or

(k) in the case of any combination of clauses (a) through (j).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “— Payment of Additional Amounts,” the Issuer (or the Guarantor, if applicable) will not be required to make any payment for any tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

The Issuer or the Guarantor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld, or other evidence reasonably satisfactory to the Trustee, and will provide such copies or other evidence to the Trustee.

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor to the Issuer or the Guarantor.

For purposes of the foregoing, “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.

Reports

Whether or not the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor will file with the SEC (subject to the next paragraph), and provide to the Trustee and the holders of the Notes, within the time periods specified in such Sections:

•	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Guarantor were required to file such reports; and

•	all current reports that would be required to be filed with the SEC on Form 8-K if the Guarantor were required to file such reports.

If, at any time, the Guarantor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Guarantor will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods required, unless the SEC will not accept such a filing. The Guarantor agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Guarantor will post the reports specified in the preceding paragraph on its website within the time periods that would apply if the Guarantor were required to file those reports with the SEC. For purposes of this covenant, the Guarantor will be deemed to have provided a required report to the Trustee and the holders of the Notes if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

Notwithstanding anything to the contrary set forth above, if any parent entity of the Guarantor has filed with the SEC the information described in the preceding paragraphs with respect to such parent entity of the Guarantor, the Guarantor shall be deemed to be in compliance with the provisions of this covenant; provided that, if such parent entity has material assets or operations other than those that are owned or operated by the Guarantor and its subsidiaries, then such parent entity will provide to the Trustee and the holders of the Notes financial information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Guarantor and its subsidiaries, on the other hand.

Reports by the Guarantor delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes (including the Additional Notes), the guarantee and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of the Notes will be sent by mail or electronically delivered to the registered holders of the Notes.

Concerning the Trustee, Registrar and Paying Agent

Deutsche Bank Trust Company Americas is the trustee, registrar and paying agent under the Indenture. Deutsche Bank Trust Company Americas has performed and will perform other services for us and certain of our Subsidiaries in the normal course of its business.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

Global Clearance and Settlement

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The Notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold Notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the Notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the Notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by us and the Trustee as the holder of such nominal amount of the Notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the Notes, for which purpose the registered holder of the relevant global note shall be treated by us and the Trustee as the holder of such nominal amount of the Notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream Banking S.A. (“Clearstream”) has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear Bank SA/NV (“Euroclear”) has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants. Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global notes for all purposes under the Indenture and the Notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the Trustee, any underwriter and any affiliate of any of the foregoing or any person by whom any of the foregoing is controlled (as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”)) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures. Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the Notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1) the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 calendar days;

(2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated notes; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures). Payments (including principal, premium, if any, and interest) and transfers with respect to Notes in certificated form may be executed at the designated corporate trust office or agency maintained for such purpose in London (initially the corporate trust office of the Paying Agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the Notes (maintained by the Registrar), provided that all payments (including principal, premium and interest) on Notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN CONSIDERATIONS APPLICABLE TO U.S. RETIREMENT PLANS AND ARRANGEMENTS

General Fiduciary Matters

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the “plan assets” of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan, absent certain exceptions as described below.

Non-U.S. plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code (as discussed below), may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the suitability of the Notes for such plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Each ERISA Plan and other investor using the plan assets of U.S. employee benefit plans and retirement arrangements subject to Section 4975 of the Code, such as individual retirement arrangements (“IRAs”) (each, a “Plan”) should consider the fact that none of the Issuer, the underwriters, nor their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to purchase or hold Notes and is not undertaking to provide any advice or to give advice recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to purchase and hold the Notes must be made by each prospective Plan purchaser on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding is in accordance with the documents and instruments governing the Plan and will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

The fiduciary of a Plan that proposes to purchase and hold any Notes should consider, among other things, whether such purchase and holding may involve a prohibited transaction, including without limitation (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Purchase and/or holding of the Notes by a Plan with respect to which any Transaction Party is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the Notes are acquired and held in accordance with an applicable exemption.

Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to acquire such Notes and the relationship of the party in interest or disqualified person to the Plan. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and non-fiduciary service providers to the Plan. In addition, the U.S. Department of Labor has issued certain administrative prohibited transaction exemptions that may apply to the purchase and holding of Notes, including Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”).

Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any Class Exemption or any other exemption will be available with respect to any particular transaction involving the Notes.

Consultation with Counsel

The foregoing discussion is general in nature and is not intended to be comprehensive; by its offer of the Notes, the Issuer makes no representation that purchase or holding of such Notes meets the relevant legal requirements with respect to any particular investor. The complexity of these rules, and the severity of potential penalties, make it particularly important that fiduciaries or other persons considering an acquisition of Notes on behalf of or with the plan assets of any Plan, or plan subject to Similar Law, consult with its counsel regarding the suitability of an acquisition of the Notes in light of such prospective purchaser’s particular circumstances.

Deemed Representation

By its acceptance of any Note or any interest therein, the purchaser thereof or subsequent transferee will be deemed to have represented, warranted and covenanted that either (a) it is not a Plan or an employee benefit plan or other retirement arrangement that is subject to Similar Law, or (b) its acquisition and holding of such Note (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the ownership and disposition of the Notes. It is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.

This summary is limited to Notes purchased for cash upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and held as capital assets within the meaning of Section 1221 of the Code. This summary does not address all of the United States federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, real estate investment trusts and regulated investment companies, employee stock ownership plans, entities treated as partnerships for United States federal income tax purposes or investors therein, former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid United States federal income tax, insurance companies, tax-exempt entities, dealers in securities, brokers, “United States holders” (as defined below) whose functional currency is not the U.S. dollar or who hold Notes through a foreign entity or foreign account, non-United States trusts and estates with United States beneficiaries, persons subject to the alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement or persons who hold the Notes as a hedge or who hedge the interest rate on the Notes). In addition, this summary does not include any discussion of the tax laws of any state, local or non-United States government that may be applicable to a particular holder, and does not consider any aspects of United States federal tax law other than United States federal income taxation (such as estate and gift taxes).

For purposes of this discussion, a “United States holder” is a beneficial owner of the Notes that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust or (b) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States trust.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of the Notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States holder.

If an entity treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner in the partnership generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in partnerships considering an investment in the Notes should consult their own tax advisors.

If you are considering the purchase of the Notes, you should consult your tax advisor concerning the United States federal income tax consequences to you in light of your own specific situation, and any consequences arising under other United States federal tax laws (including the Medicare tax on certain investment income) or the laws of any other taxing jurisdiction.

Considerations for United States Holders

Payment of Interest

It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes. Subject to the foreign currency rules discussed below, interest on the Notes will generally be taxable to a United States holder as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting.

A United States holder that uses the cash method of accounting for United States federal income tax purposes that receives a payment of interest on the Notes will be required to include in income (as United States source ordinary income) the U.S. dollar value of the euro interest payment (determined by translating the euro received based on the spot rate of exchange on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at such time. A cash method United States holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such interest, but may have foreign currency exchange gain or loss attributable to the actual disposition of the euros so received.

A United States holder that uses the accrual method of accounting for United States federal income tax purposes will be required to include in income (as United States source ordinary income) for each taxable year the U.S. dollar value of the interest in euros that has accrued with respect to the Notes during such taxable year. In general, the U.S. dollar value of such accrued interest will be determined by translating such interest at the average spot rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within each taxable year. An accrual basis United States holder may elect, however, to translate such accrued interest into U.S. dollars using the spot rate of exchange on the last day of the interest accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate of exchange on the last day of the portion of the accrual period within each taxable year. Alternatively, if the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder that has made the election described in the prior sentence may translate such interest using the spot rate of exchange on the date of receipt. The above election will apply to all debt instruments held by an electing United States holder from year to year and may not be changed without the consent of the IRS.

A United States holder that uses the accrual method of accounting for United States federal income tax purposes will recognize foreign currency exchange gain or loss with respect to accrued interest on the date such interest is received (including upon the sale or other taxable disposition of a Note, with respect to amounts attributable to accrued but unpaid interest). The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate of exchange on the date such interest is received) and the U.S. dollar value of the interest income such United States holder previously included in income with respect to such payment, regardless of whether the payment is in fact converted to U.S. dollars at such time. Any such exchange gain or loss generally will constitute United States source ordinary income or loss and generally will be treated, for foreign tax credit purposes, as U.S. source income or loss.

Sale or Other Taxable Disposition of the Notes

Subject to the foreign currency rules discussed below, upon a sale, exchange, redemption, retirement or other taxable disposition of a Note, a United States holder generally will recognize taxable gain or loss equal to the difference, if any, between (a) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income), and (b) the United States holder’s adjusted tax basis in the Note.

If a United States holder receives foreign currency on such a sale, exchange, redemption, retirement or other taxable disposition of a Note, the amount realized generally will be based on the U.S. dollar value of such foreign currency translated at the spot rate of exchange on the date of such disposition. In the case of a Note that is considered to be traded on an established securities market for tax purposes, a cash basis United States holder and, if it so elects, an accrual basis United States holder, will determine the U.S. dollar value of such foreign currency by translating such amount at the spot rate of exchange on the settlement date of the disposition. The special election available to accrual basis United States holders in regard to the sale or other disposition of Notes traded on an established securities market must be applied consistently to all debt instruments held by the United States holder from year to year and cannot be changed without the consent of the IRS. If a Note is not traded on an established securities market (or, if a Note is so traded, but the relevant United States holder is an accrual basis taxpayer that has not made the settlement date election), a United States holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the disposition date and the settlement date.

A United States holder’s adjusted tax basis in a Note generally will be equal to the holder’s U.S. dollar cost therefor. If a United States holder uses foreign currency to purchase a Note, the cost of the Note generally will be the U.S. dollar value of the foreign currency purchase price determined at the spot rate of exchange on the date of purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Note generally will not result in taxable gain or loss for a United States holder.

Any gain or loss (other than foreign currency exchange gain or loss, discussed below) realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the United States holder’s holding period in the Note exceeds one year. Long-term capital gains of non-corporate United States holders generally will be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, United States holders may recognize exchange gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of such Note. Exchange gain or loss attributable to fluctuations in currency exchange rates with respect to the principal amount of a Note generally will equal the difference, if any, between (a) the U.S. dollar value of the United States holder’s foreign currency purchase price for the Note, determined at the spot rate of exchange on the date the United States holder disposes of the Note (or on the settlement date, if the Notes are traded on an established securities market and the holder is either a cash basis United States holder or an electing accrual basis United States holder) and (b) the U.S. dollar value of the United States holder’s purchase price for the Note, determined at the spot rate of exchange on the date the United States holder purchased such Note. Any such exchange gain or loss generally will constitute United States source ordinary income or loss and generally will be treated as a U.S. source income or as an offset to U.S. source income, respectively, and such income or loss will not be treated as interest income or expense. In addition, upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a United States holder may realize exchange gain or loss attributable to amounts received with respect to accrued and unpaid interest, if any, which will be treated as discussed above under “—Payment of Interest.” However, upon a sale, exchange, redemption, retirement or other taxable disposition of a Note, a United States Holder will realize any exchange gain or loss (including with respect to principal and accrued interest) only to the extent of total gain or loss realized by such United States holder on such disposition.

Exchange of Foreign Currencies

On a sale or other taxable disposition of a euro, a United States holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received by such United States holder in such disposition and (b) the United

States holder’s tax basis in the euro. A United States holder will have a tax basis in any euros received as interest or upon the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the U.S. dollar value thereof at the spot rate of exchange in effect on the date of receipt of the euros.

Any gain or loss realized by a United States holder on a sale or other disposition of euros, including their exchange for U.S. dollars, will generally be United States source ordinary income or loss.

Reportable Transaction Reporting

Treasury Regulations meant to require the reporting of certain tax shelter transactions cover certain transactions generally not regarded as tax shelters, including, in certain circumstances, a sale, exchange, redemption or other taxable disposition of a note or euro received in respect of such a note on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the holder recognizes a loss that equals or exceeds certain threshold amounts (including, in the case of a foreign currency loss, $50,000 in a single transaction for an individual or trust, and higher amounts for non-individual, non-trust taxpayers). United States holders are advised to consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the Notes, including any requirement to file IRS Form 8886 as part of their United States federal income tax returns.

Information Reporting and Backup Withholding

In general, a United States holder of the Notes will be subject to backup withholding with respect to payments of interest on the Notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the Notes, at the applicable tax rate (currently at a rate of 24%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the applicable withholding agent with its taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such amounts will generally be subject to information reporting requirements. A United States holder that does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld from a payment to a United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Considerations for Non-United States Holders

Payment of Interest

Subject to the discussion below of information reporting and backup withholding and FATCA (as defined below), under the “portfolio interest exemption,” a non-United States holder will generally not be subject to United States federal income tax (or any United States federal withholding tax) on payments of interest (including any additional amounts paid in respect of any tax withheld) on the Notes that is not effectively connected with the non-United States holder’s trade or business, provided that:

•	the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

•

the non-United States holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-United States holder is not a “controlled foreign corporation” that is related (actually or constructively) to the Issuer; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•

If a non-United States holder provides to the applicable withholding agent a statement on an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States holder by name and address and stating, among other things, that the non-United States holder is not a United States person.

•

If a Note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (a) the non-United States holder provides an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, to such organization or institution, and (b) such organization or institution, under penalty of perjury, certifies to us that it has received such a form from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof.

•

If a foreign financial institution or other foreign intermediary that holds the Note on behalf of the non-United States holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or a suitable successor or substitute form) and certain other required documentation to the applicable withholding agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% United States federal withholding tax will apply to the gross amount of interest on the Notes that is paid to a non-United States holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-United States holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and the non-United States holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or a suitable successor or substitute form), as applicable.

If a non-United States holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, the non-United States holder will be required to pay United States federal income tax on that interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a United States trade or business will be subject to United States federal income tax in the manner specified by the treaty, provided that the non-United States holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable. In addition, a non-United States holder that is classified as a foreign corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion below of information reporting and backup withholding and FATCA, a non-United States holder generally will not be subject to United States federal income tax (or any United States federal withholding tax) on any gain recognized by such holder upon a sale, exchange, redemption, retirement at maturity or other taxable disposition of a Note (other than any amount representing accrued and unpaid interest, which will be taxable as interest income as discussed above), unless:

•	the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met; or

•

the gain is effectively connected with the conduct of a United States trade or business of the non-United States holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment).

If the first exception applies, the non-United States holder generally will be subject to United States federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its United States-source capital gains exceed certain United States-source capital losses. If the second exception applies, the non-United States holder will be subject to United States federal income tax on the net gain derived from the sale or other taxable disposition of the Notes in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. In addition, corporate non-United States holders may be subject to a branch profits tax of 30% (or a lower applicable treaty rate) on any effectively connected earnings and profits, subject to adjustments. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information Reporting and Backup Withholding

When required, the applicable withholding agent will report to the IRS and to each non-United States holder the amount of any interest paid on the Notes in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments. Copies of these information returns may also be made available to the tax authorities of the country in which you reside or are organized under the provisions of a specific treaty or agreement.

Payments of interest will be subject to backup withholding (currently at a rate of 24%) unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from backup withholding, and will be subject to information reporting in any event.

Payments of the proceeds from a sale or other disposition (including a retirement or redemption) of a Note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to those payments (unless the non-United States holder certifies its non-United States status) if the broker is a United States person that has certain specified connections to the United States.

Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a Note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a non-United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Considerations for Non-United States Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the Notes.

You should consult your tax advisors regarding FATCA and whether it may be relevant to your ownership and disposition of the Notes.

UNDERWRITING

Barclays Bank PLC, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of an underwriting agreement (the “Underwriting Agreement”), dated the date of this prospectus supplement, by and among the Issuer, the Guarantor and the underwriters, each underwriter has severally agreed to purchase from us, and we have agreed to sell to such underwriter, the principal amount of the Notes set forth opposite such underwriter’s name in the tables below:

Underwriters	Principal amount of the Notes
Barclays Bank PLC	€
Deutsche Bank AG, London Branch	€
J.P. Morgan Securities plc	€

Total	€

Expenses associated with this offering to be paid by us, other than the underwriting discounts and commissions, are estimated to be approximately $  .

The Underwriting Agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters are committed to purchase and pay for all of the Notes, if any are purchased. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting purchasers may under certain circumstances be increased or this offering may be terminated.

The Underwriting Agreement provides that the Issuer and the Guarantor will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the underwriters may be required to make in respect thereof.

We have been advised by the underwriters that they initially propose to offer and sell the Notes at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at a price that represents a concession not to exceed  % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed  % of the principal amount of the Notes to certain other dealers.

After the initial public offering of the Notes, the public offering price and other selling terms may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and is subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell the Notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes):

	Per Note		Total
% Senior Notes due 20		%	€

Certain of the underwriters have advised us that following the completion of this offering, they presently intend to make a market in the Notes. They are not obligated to do so, however, and any market-making activities with respect to the Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot give any assurance as to the development of any market or the liquidity of any market for the Notes. See “Risk

Factors—Risks Related to the Ownership of the Notes—Your ability to transfer the Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Notes.”

In connection with the issue of the Notes, Deutsche Bank AG, London Branch (in this capacity, the “Stabilizing Manager”) (or any person acting on its behalf) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action commenced will be carried out in accordance with applicable laws and regulations.

Any stabilization action may have the effect of preventing or retarding a decline in the market price of the

Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time. See “Risk Factors—Risks Related to the Ownership of the Notes—Your ability to transfer the Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Notes.”

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they received or will receive customary fees and expenses. Shareholders of the Issuer or its affiliates may also be shareholders of certain affiliates of the underwriters.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments including serving as counterparties to certain derivative and hedging arrangements, for their own account and for the accounts of their customers. Such investments and securities activities may involve or relate to assets, securities and/or financial instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters and their affiliates from time to time have provided in the past, and may provide in the future, various financial advisory, investment banking and other commercial lending services in the ordinary course of business with us and our affiliates. They have received customary fees and commissions for these transactions. In addition, certain of the underwriters, or their affiliates, act as lenders and/or agents under our $4,000 million Revolving Credit Facility and as such are entitled to certain fees and expenses in connection therewith.

The Issuer and the Guarantor have agreed that the Issuer and the Guarantor will not, from the date of this prospectus supplement through and including the date that is 30 days from the closing date of this offering, without the prior written consent of Barclays Bank PLC, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities similar to the Notes, or any securities convertible into or exchangeable for the Notes or any such similar securities. The foregoing sentence shall not apply to the sale or other disposition of debt securities to the Guarantor, the Issuer or any of the Guarantor’s subsidiaries.

We expect that the Notes will be delivered to investors in book entry form through Clearstream and/or Euroclear on or about    , 2024, which will be the    business day following the date of pricing of the Notes (this settlement cycle is being referred to as “T+    ”). Since trades in the secondary market generally settle in two business days, purchasers who wish to trade the Notes prior to two business days prior to the delivery of the Notes will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(1)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(b)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(2)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Hong Kong

No Notes have been offered or sold, and no Notes will be offered or sold, in Hong Kong, by means of any document other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer or invitation to the public within the meaning of the C(WUMP)O or the SFO. No document, invitation or advertisement relating to the Notes has been issued, has been in the possession of any person for the purpose of issue or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the Notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the Notes will be required, and is deemed by the acquisition of the Notes, to confirm that he, she or it is aware of the restriction on offers of the Notes described in this prospectus supplement and the relevant offering documents and that he, she or it is not acquiring, and has not been offered, any Notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”), and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Notice to Prospective Investors in South Korea

The Notes have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the Notes may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions

Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in South Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Notes.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(1)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(2)

a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:

(a)

to an Institutional Investor, an Accredited Investor, a Relevant Person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded

Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of the following:

(1)	a retail client, as defined in point (8) of Article 2 of the EUWA;

(2)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made thereunder to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(3)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Furthermore, this prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the UK Prospectus Regulation (“qualified investors”) that also

(1)	have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”),

(2)	who fall within Article 49(2)(a) to (d) of the Order or

(3)	to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”).

The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of securities may only be made to persons who are (i) “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act) or (ii) “professional investors” (within the meaning of section 708(11) of the Corporations Act) (such persons in clause (i) and (ii), “Exempt Investors”), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of issuance of the Notes, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Cayman Islands

This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the Notes. The Notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

LEGAL MATTERS

Certain legal matters in connection with this offering of the Notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Cravath, Swaine & Moore LLP, New York, New York, in each case, as to matters of United States federal and New York law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Issuer is not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The Guarantor, which is the indirect parent company of the Issuer, is currently subject to the periodic and current reporting and other informational requirements of the Exchange Act, and files annual, quarterly and current reports and other information with the SEC. Any materials we file or previously filed, as applicable, with the SEC may be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). Our SEC filings are also available free of charge at our Internet website (http://www.kraftheinzcompany.com). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have chosen to incorporate by reference into this prospectus supplement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference documents that we have previously filed with the SEC and documents that we may file with the SEC after the date of this prospectus supplement and prior to the date of the sale of all the Notes covered by this prospectus supplement or the termination of this offering. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC may update and supersede that information. We incorporate by reference only the documents listed below and any documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all the Notes covered by this prospectus supplement or the termination of this offering (other than the current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 30, 2023, filed with the SEC on February 15, 2024;

•

Those portions of our Definitive Proxy Statement on Schedule 14A filed on March 24, 2023 that are incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2022; and

•	Our Current Report on Form 8-K , filed with the SEC on February 22, 2024.

Notwithstanding the foregoing, information furnished on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act, will not be deemed incorporated by reference into this prospectus supplement.

The foregoing list of documents supersedes and replaces the list set forth under “Incorporation by Reference” in the accompanying prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC’s website at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below. We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. Any such request should be directed to us by contacting us at the following address or telephone number:

The Kraft Heinz Company

Attention: Office of the Corporate Secretary

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-275255, 333-275255-01

Prospectus

$24,000,000,000

The Kraft Heinz Company

Kraft Heinz Foods Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Guarantees

Units

The Kraft Heinz Company (“Kraft Heinz” or the “Company”), Kraft Heinz Foods Company (“KHFC” or, together with Kraft Heinz, the “Issuers,” “we,” “our,” and “us”) or selling securityholders may, from time to time, offer and sell, in one or more offerings, debt securities, warrants, purchase contracts, guarantees, units, or any combination of these securities. In addition, Kraft Heinz or selling securityholders may, from time to time, offer and sell, in one or more offerings, common stock, preferred stock, depositary shares, or any combination of these securities. Each time we, or a selling securityholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus (as applicable) that contains specific information about the offering and the specific terms of the securities offered. This prospectus may be used to offer securities for the account of persons other than us. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds from the sale of any our securities by any selling securityholders, but we have agreed to pay certain registration expenses, other than underwriting discounts or commissions attributable to the sale of our securities by any selling securityholders or fees and expenses of counsel or any other advisor representing such underwriters or other distributors. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222. Our telephone number is (412) 456-5700. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings having an aggregate offering price not exceeding $24,000,000,000. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they give the specific terms of the securities being offered and the terms of such offering. You should also read the documents we have referred you to under the heading “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with any additional or different information with respect to us or the securities offered hereby. This document may be used only where it is legal to offer and sell these securities. You should only assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of the date of those documents. Our business, financial condition, results of operations, and prospects may have changed in material respects since such dates. Neither we, nor any applicable securityholder, are making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

KRAFT HEINZ

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2022 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways.

Kraft Heinz is a Delaware corporation. KHFC is a Pennsylvania limited liability company. Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222.

Our telephone number is (412) 456-5700. Our website address is www.kraftheinzcompany.com. Except for the documents expressly incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into by reference in this prospectus or any other filings we make with the SEC, and you should not consider them to be a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Kraft Heinz files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports and information are available free of charge on our website at www.kraftheinzcompany.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Kraft Heinz, that are electronically filed with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to those documents that contain the information. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Issuers and our financial condition, business, and results of operations.

The documents and reports listed below are incorporated by reference into this prospectus and shall be deemed to be a part of this prospectus and the registration statement of which this prospectus forms a part. In addition, all documents and reports that we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K:

•

Kraft Heinz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed on February 16, 2023 (including the portions of Kraft Heinz’s Definitive Proxy Statement for its 2023 annual meeting of stockholders incorporated by reference therein);

•

Kraft Heinz’s Quarterly Report on Form 10-Q for the fiscal quarters ended April 1, 2023 as filed on May 3, 2023; July  1, 2023 as filed on August 2, 2023; and September  30, 2023, as filed on November 1, 2023;

•	Kraft Heinz’s Current Reports on Form 8-K as filed on May 10, 2023, May 10, 2023, July 21, 2023, August 14, 2023, and November 1, 2023 (with respect to Item 5.02 only);

•

The description of Kraft Heinz’s common stock contained in our registration statement on Form 8-A as filed on July 1, 2015, as updated by Exhibit 4.32 to our Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 1-37482), as filed on February 16, 2023, and as subsequently amended or updated; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the date of the termination of the offering of securities made under this prospectus.

The SEC file number for any Exchange Act reports incorporated by reference into this prospectus (or the registration statement of which this prospectus forms a part) is 1-37482 for Kraft Heinz. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement of which this prospectus forms a part. We will provide you with a copy of any of these filings at no cost, if you submit a request to us by contacting us at the following address or telephone number:

The Kraft Heinz Company

Attention: Office of the Corporate Secretary

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain a number of forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in our relationships with significant customers or suppliers, or in other business relationships; our ability to maintain, extend, and expand our reputation and brand image; our ability to leverage our brand value to compete against private label products; our ability to drive revenue growth in our key product categories or platforms, increase our market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; our ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; our ability to successfully execute our strategic initiatives; the impacts of our international operations; our ability to protect intellectual property rights; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness; the influence of our largest stockholder; our level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in our credit rating; the impact of sales of Kraft Heinz common stock in the public market; our ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, including the ongoing conflict between Russia and Ukraine; unanticipated business disruptions and natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and various other nations where we do business (including inflationary pressures, instability in financial institutions, general economic slowdown, recession, and a potential U.S. federal government shutdown); changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect our forward-looking statements, please see the risks and uncertainties described or referred to under the heading “Risk Factors” of this prospectus as well as Kraft Heinz’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, which are incorporated by reference herein.

We disclaim and do not undertake any obligation to update, revise, or withdraw any forward-looking statement in this prospectus, except as required by applicable law or regulation.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as Kraft Heinz’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, please see the section entitled “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations, and financial condition and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition, or prospects.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions, and the repurchase, redemption, or retirement of securities, including Kraft Heinz common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Unless otherwise specified in the applicable prospectus supplement, we do not expect to receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF KHFC DEBT SECURITIES

We have summarized below certain general terms and provisions of KHFC’s debt securities that we may offer under this prospectus. The particular terms of a series of such debt securities offered by a prospectus supplement will be described in that prospectus supplement. The debt securities may be issued under, and entitled to the benefits of, an indenture, dated as of July 1, 2015, between KHFC, as issuer, Kraft Heinz, as guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Indenture”).

This prospectus briefly describes the material provisions of the Indenture. The following summary does not purport to be a complete description of the Indenture, which has been incorporated by reference in this prospectus, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”). For your reference, in the summary that follows, we have included references to section numbers of the Indenture so that you can more easily locate these provisions.

The material financial, legal, and other terms particular to each series of KHFC debt securities will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of such series will be attached to the front of this prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of the series of KHFC debt securities, which will be described in more detail in the applicable prospectus supplement.

We are not required to issue future issues of debt securities under the Indenture described in this prospectus. We are free to use other Indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other debt securities.

Capitalized terms used below are defined under “Defined Terms.” In this description of KHFC debt securities, the term “debt securities” refers to the senior unsecured debt securities issued by KHFC and the terms “we,” “our,” and “us” refer collectively to KHFC, as the issuer (or “Issuer”) of such debt securities, and Kraft Heinz, as the guarantor (or “Guarantor”) of such debt securities, and unless otherwise indicated, not to any of Kraft Heinz’s other subsidiaries.

General

The debt securities will rank equally with all of our other senior unsecured debt. The payment of the principal, premium, and interest on such debt securities will be fully and unconditionally guaranteed on a senior unsecured basis by Kraft Heinz. None of Kraft Heinz’s subsidiaries will guarantee the debt securities. The Indenture does not limit the amount of debt we may issue and provides that additional debt securities may be issued up to the aggregate principal amount authorized by or pursuant to a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount, or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price, and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable on any interest payment date; or

•	the method of determining any of the above;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

currency or currency unit in which the debt securities will be denominated and payable, if other than U.S. dollars, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the debt securities are payable;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary and the global exchange agent for the global securities, whether permanent or temporary;

•

whether the debt securities will be issued as registered securities, bearer securities, or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale, and delivery of the debt securities in either form;

•	if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions;

•	if denominations other than $1,000 or any integral multiple of $1,000 shall be issued, the denominations in which the debt securities will be issued;

•

the period or periods within which, the price or prices at which, and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

•

the terms on which we would be required to redeem, repay, or purchase debt securities required by any sinking fund, mandatory redemption, or similar provision; and the period or periods within which, the price or prices at which, and the terms and conditions on which the debt securities will be so redeemed, repaid, and purchased in whole or in part;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities could include original issue discount (“OID”), debt securities, or indexed debt securities, which are each described below;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments, or other governmental charges and whether we have the option to redeem the debt securities that are affected by the additional amounts instead of paying the additional amounts;

•	any addition to or modification or deletion of any provisions for the satisfaction and discharge of our obligations under the Indenture and specific series of debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described below under the heading “Defeasance”;

•	any trustees, paying agents, transfer agents, registrars, depositaries, or similar agents with respect to the debt securities;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	whether the debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the Indenture; or

•	any other specific terms of the debt securities.

(Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices, or by other similar methods or formulas, all as specified in the prospectus supplement.

Consolidation, Merger, or Sale

We have agreed not to consolidate with or merge into any other corporation or convey, transfer, or lease all or substantially all of our properties and assets to any person, unless:

•

we are the continuing corporation or any resulting, surviving, or transferee person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States, or the District of Columbia;

•

the successor purchaser (if not us) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and interest on, all outstanding debt securities and the performance of every covenant in the Indenture we would otherwise have to perform as if it were an original party to the Indenture;

•	immediately after the effective date of the transaction, no Event of Default (as defined below) has occurred and is continuing under the Indenture; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, or transfer and the supplemental indenture, if applicable, comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction shall have been complied with.

In the event that we consolidate with or merge into another entity or convey, transfer, or lease all or substantially all of our assets to any person, the successor purchaser will assume all of our obligations, as applicable, under the Indenture as if it were an original party to the Indenture, and we will be discharged from all of our obligations under the Indenture. After assuming such obligations, the successor purchaser will have all of our rights and powers under the Indenture.

(Sections 801 and 802)

Waivers Under the Indenture

Under the Indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series:

•	waive our compliance with certain covenants of the Indenture; and

•	waive any past default under the Indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•	a default under any covenant or provision of the Indenture that itself cannot be modified without the consent of the holders of each outstanding affected debt security of the series.

(Sections 513 and 1009)

Events of Default

When we use the term “Event of Default” in the Indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform any other covenant or warranty in the Indenture and this failure continues for 90 days after we receive written notice of it from the trustee or holders of 25% in principal amount of the outstanding debt securities of that series;

•	we or a court take certain actions relating to bankruptcy, insolvency, or reorganization of our company; or

•

any other event of default that may be specified for the debt securities of the series or in the board resolution, officer’s certificate, or supplemental indenture with respect to the debt securities of that series.

(Section 501)

The supplemental indenture, applicable officer’s certificate, or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the Indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the Indenture. A default under our other indebtedness will not be a default under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or interest or to make any sinking fund payment, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency, or reorganization), either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs that involves our bankruptcy, insolvency, or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, then the portion of the principal amount that is determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order, or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Sections 507 and 512)

The Indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of the activities and performance under the Indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the Indenture.

(Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the Indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency. (Section 516)

Payment

We will pay the principal of, and any premium and interest on, fully registered securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the Indenture. We will pay the principal of, and any premium on, registered debt securities only against surrender of those debt securities. Any other payments, including payment on any securities issued in bearer form, will be made as set forth in the applicable prospectus supplement. (Section 307)

Restrictive Covenants

The Indenture includes the following restrictive covenants:

Limitations on Liens

The Indenture limits the amount of Liens that Kraft Heinz or any Restricted Subsidiaries may incur or otherwise create in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of Kraft Heinz’s Subsidiaries owning any Principal Facility has issued to Kraft Heinz or any of its Subsidiaries. If Kraft Heinz or any Restricted Subsidiaries incur such Liens, then Kraft Heinz will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such Liens. This covenant does not apply, however, to any Liens:

•	incurred in connection with the issuance by a governmental entity, state, or political subdivision thereof of any securities the interest on which is exempt from federal income taxes;

•	existing on the date of the Indenture;

•

on property existing at the time we or a Restricted Subsidiary acquire such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, share exchange, or consolidation or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

•

securing indebtedness incurred to finance the development, construction, repair, alteration, or improvement of property incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration, or improvement of such property, and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of the Guarantor or any Restricted Subsidiary;

•

in favor of a U.S. federal, state, or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of the Issuer or its Subsidiaries, provided that the Issuer or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this paragraph) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

•	in favor of Kraft Heinz or any of its Restricted Subsidiaries;

•

required in connection with governmental programs which provide financial or tax benefits, so long as substantially all of the obligations secured thereby are in lieu of or reduce an obligation that would have been secured by a Lien permitted under this Indenture; or

•

for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing, or replacing (including pursuant to any defeasance or discharge mechanism) all or part of the indebtedness secured by any Lien referred to in the previous bullet points (other than the sixth bullet point) or in this bullet point if the extension, removal, and replacement is limited to all or a part of the property secured by the original Lien.

Notwithstanding the foregoing, we and/or any Restricted Subsidiaries may incur Liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the Indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the Liens and the value of Sale and Leaseback Transactions does not at the time exceed the greater of:

•	10% of Consolidated Capitalization: or

•	10% of Consolidated Net Tangible Assets.

(Section 1007)

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by Kraft Heinz or any Restricted Subsidiary of any Principal Facility is prohibited, unless:

•

within 180 days of the effective date of the arrangement, an amount equal to the value of the property subject to the Sale and Leaseback Transaction (as determined by the Issuer in good faith) is applied to the retirement of long-term unsubordinated indebtedness for borrowed money with more than one-year stated maturity;

•

the sum of (1) the aggregate amount of all Attributable Debt then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this bullet and all indebtedness secured by Liens pursuant to the second paragraph under “—Limitations on Liens” above would not, at the time such transaction is entered into, exceed the greater of 10% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization;

•	the Sale and Leaseback Transaction exists on the date of the Indenture or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

•	the Sale and Leaseback Transaction is entered into solely between the Guarantor and any Subsidiary or between its Subsidiaries;

•	the Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

•	the Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to the Sale and Leaseback Transaction.

There are no other restrictive covenants in the Indenture. The Indenture will not require us to maintain any financial ratios or minimum levels of net worth or liquidity and does not restrict the payment of dividends or other distributions on our capital stock or the redemption or purchase of our capital stock.

(Section 1008)

Defined Terms

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by Kraft Heinz’s board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes, and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding), compounded semiannually.

“Consolidated Capitalization” means the total assets appearing on the Guarantor’s most recent available consolidated balance sheet, less:

•

current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

•	deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Guarantor’s most recent available consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Principal Facility” means all real property owned and operated by the Guarantor or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials; provided, however, that no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except (i) a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Guarantor or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between the Guarantor and one or more of its Subsidiaries or between one or more Subsidiaries of the Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Guarantor.

(Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of such securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not:

•	be entitled to have debt securities represented by global securities registered in their names;

•	receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	be considered owners or holders of these debt securities under the Indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising, or reviewing any records relating to beneficial ownership interests and we and the trustee each may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for debt securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

Registration of Transfer

You may transfer or exchange certificated debt securities at any office that we maintain for this purpose in accordance with the terms of the Indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission;

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

exchange any bearer debt securities selected for redemption except if a bearer debt security is exchanged for a registered debt security of the same tenor that is simultaneously surrendered for redemption.

(Section 305)

Exchange

At your option, you may exchange your registered debt securities of any series, except a global security, for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Unless otherwise specified in the prospectus supplement, we can terminate all of our obligations under the Indenture with respect to an applicable series of debt securities, other than the obligation to pay the principal of, and any premium and interest on, the debt securities and certain other obligations, at any time by:

•	depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and any premium and interest on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

In addition, unless otherwise specified in the prospectus supplement, we can terminate all of our obligations, with minor exceptions, under the Indenture with respect to the debt securities, including the obligation to pay the principal of, and any premium and interest on, the debt securities, at any time by:

•

depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and the interest and any premium on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the Indenture, to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

(Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our written request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we and the trustee may supplement the Indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•	reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the Indenture;

•

cure any ambiguity or inconsistency in the Indenture or in the debt securities or make any other provisions with respect to matters or questions arising under the Indenture, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	issue and establish the form and terms of any additional series of debt securities as provided in the Indenture;

•

add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•	add guarantees with respect to the securities of such series or confirm and evidence the release, termination, or discharge of any such guarantee when such release is permitted by the Indenture; or

•	modify the Indenture as may be necessary or desirable in accordance with amendments to the TIA.

(Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of a majority in principal amount of each series of the debt securities that would be affected by a modification of the Indenture, the Indenture permits us and the trustee to supplement the Indenture or modify in any way the terms of the Indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

•	modify the maturity date of, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the Indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment, or purchase of any debt security by us, or the time when the redemption, repayment, or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of repayment or purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption or adversely affect any applicable right to convert or exchange any debt securities into other securities;

•	make any change in the ranking or priority of any debt security that would adversely affect the holders of the debt security; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to supplement the Indenture or to waive any of its provisions.

(Section 902)

A supplemental indenture that modifies or eliminates a provision intended to benefit the holders of one series of debt securities will not affect the rights under the Indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. Generally, we must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the principal amount being redeemed;

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP number of the debt securities being redeemed;

•	if less than all outstanding debt securities of a particular series are to be redeemed, the identification of the particular debt securities to be redeemed, including the CUSIP number;

•	whether the redemption is pursuant to a sinking fund;

•	that on the redemption date, interest or, in the case of OID debt securities, OID will cease to accrue; and

•

if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed.

(Section 1104)

Prior to 10:00 a.m. New York City time on any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (Section 1103)

After the redemption date, holders of debt securities that were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee under the Indenture. Deutsche Bank Trust Company Americas has performed and will perform other services for us and certain of our subsidiaries in the normal course of its business.

Governing Law

The laws of the State of New York govern the Indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF KRAFT HEINZ CAPITAL STOCK

Kraft Heinz is authorized to issue five billion (5,000,000,000) shares of common stock, par value $0.01 per share, and nine hundred twenty thousand (920,000) shares of preferred stock, par value $0.01 per share. As of October 28, 2023, there were 1,226,538,694 shares of common stock outstanding and no shares of preferred stock outstanding.

Under Kraft Heinz’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Kraft Heinz may issue preferred stock in one or more series, with preferences, limitations, and rights as authorized by Kraft Heinz’s board of directors (the “Board”), to the extent permitted by Delaware law. Kraft Heinz will distribute a prospectus supplement with regard to any series of preferred stock offered under this prospectus. Any applicable prospectus supplement will describe, as to the preferred stock to which it relates, the title of the series, voting rights of the holders, dividends, if any, payable with regard to the series, redemption terms, liquidation preference, conversion rights, and any other material terms of the series. The powers (including voting, if any), preferences, and relative, participating, optional, and other special rights of each series of preferred stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding. The issuance of preferred stock may adversely affect the rights of Kraft Heinz’s common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Kraft Heinz’s common stock. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.” All outstanding shares of common stock are validly issued, fully paid, and nonassessable. The description of the terms of Kraft Heinz’s preferred stock and common stock is not complete and is qualified in its entirety by reference to the Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”). To find out where copies of these documents can be obtained, please see the section of this prospectus entitled “Where You Can Find More Information.”

Dividend and Liquidation Rights

Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of Kraft Heinz’s common stock are entitled to receive dividends when and as declared by the Board from assets or funds legally available therefore. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that the Board deems relevant. The Board will make all decisions regarding the payment of dividends from time to time in accordance with applicable law. Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon Kraft Heinz’s dissolution, the holders of Kraft Heinz’s common stock will be entitled to share ratably in our assets legally available for distribution to Kraft Heinz’s stockholders.

Voting and Other Rights

Each share of Kraft Heinz’s common stock outstanding is entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding class or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law.

The By-Laws provide that, except as required by law, the Certificate of Incorporation or the rules of any stock exchange upon which Kraft Heinz’s capital stock is listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a majority of the votes cast or a plurality.

The holders of Kraft Heinz’s common stock have no preemptive rights and no rights to convert their common stock into any other securities. Kraft Heinz’s common stock is not subject to any redemption or sinking fund provisions.

Anti-takeover Effects of Certain Provisions of the Kraft Heinz Certificate of Incorporation and the Kraft Heinz By-Laws

General

The Certificate of Incorporation and the By-Laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest, or otherwise. A description of these provisions is set forth below.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not grant stockholders the right to vote cumulatively.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under the Certificate of Incorporation provides Kraft Heinz with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow Kraft Heinz to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by Kraft Heinz’s shareholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which Kraft Heinz’s securities may be listed. The Board will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer, or other takeover attempt.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken at any annual or special meeting of the stockholders of Kraft Heinz may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding capital stock of Kraft Heinz having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.

Transfer Agent

The transfer agent and registrar for Kraft Heinz common stock is EQ Shareowner Services.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or a post-effective amendment to our registration statement, a description of any other debt securities, preferred stock, depositary shares, warrants, purchase contracts, guarantees, or units that we or any selling securityholder may offer pursuant to this prospectus.

SELLING SECURITYHOLDERS

The selling securityholders may from time to time offer and sell any shares of Kraft Heinz common stock pursuant to this prospectus. We have agreed to pay all fees and expenses incident to the registration and listing of the shares of common stock owned by the selling securityholders.

The selling securityholders initially acquired the shares covered by this prospectus in July 2015, in connection with the consummation of the merger of Kraft Foods Group, Inc. with and into a wholly owned subsidiary of H.J. Heinz Holding Corporation. The selling securityholders may at any time and from time to time offer and sell pursuant to this prospectus any or all of the shares of Kraft Heinz common stock registered hereunder in any type of transaction as more fully described under “Plan of Distribution” in this prospectus.

Additional information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on a national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to The Kraft Heinz Company’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Unless otherwise stated in an applicable prospectus supplement, Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the debt securities, depositary shares, warrants, purchase contracts, guarantees, common stock, preferred stock, and units. Certain matters involving the laws of Pennsylvania will be passed upon for us by McGuireWoods LLP, Pittsburgh, Pennsylvania, our Pennsylvania counsel.

KRAFT HEINZ FOODS COMPANY

Guaranteed by The Kraft Heinz Company

€     % Senior Notes due 20

Prospectus Supplement

Joint Book-Running Managers

Barclays

Deutsche Bank

J.P. Morgan

    , 2024